                                Exhibit - 11.1
                    Computation of Earnings Per Share Data



         The following formulas were used to calculate the earnings per share data shown in the Consolidated Statements of Income and Retained Earnings for the three months and nine months ended September 30, 1997 and September 30, 1996 included in this Report.



                                  Calculation
                                  -----------

Three Months Ended
------------------

September 30, 1997  Net Income         Net Income        = $1,297,000  =   $ .22
                                 -----------------------   ----------
                    per common   Weighted average shares    5,994,705
                    share        of Common Stock for the
                                 period



September 30, 1996  Net Income         Net Income        = $    9,000  =  $ .00
                                 -----------------------   ----------
                    per common   Weighted average shares    5,988,025
                    share        of Common Stock for the
                                 period




Nine Months Ended
-----------------

September 30, 1997  Net Income         Net Income        = $4,499,000  =  $ .75
                                 -----------------------   ----------
                    per common   Weighted average shares    5,993,560
                    share        of Common Stock for the
                                 period



September 30, 1996  Net Income         Net Income        = $  640,000  =  $ .11
                                 -----------------------   ----------
                    per common   Weighted average shares    6,036,503
                    share        of Common Stock for the
                                 period




For purposes of calculating earnings per share, there were 5,994,705 and 5,993,560 weighted average shares of common stock outstanding during the three months and nine months ended September 30, 1997 and 5,988,025 and 6,036,503 weighted average shares of common stock outstanding during the three months and nine months ended September 30, 1996. The effect of the Company's stock option plans was anti-dilutive for all periods presented.